INDEMNITY AGREEMENT



       THIS INDEMNITY AGREEMENT is entered into as of December 30, 1993, by and between Signature Midwest, L.P., a
Missouri limited partnership (the "Partnership"), NCQ
Realty, Inc., a Delaware corporation (the "Operating General
Partner"), and National Corporate Tax Credit Fund, a
California limited partnership (the "Limited Partner").

       For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


       1 . The Limited Partner agrees to indemnify and hold harmless the Partnership, the Operating General Partner, and the Principal (collectively, the "Indemnitees") from any loss, cost, expense, liability, or damages (including, but not limited to, reasonable attorneys' fees and court costs) arising out of any claims made by any person under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, or the securities laws and regulations of any state or jurisdiction, arising out of or relating to the offering of interests or the reporting or other requirements of the Limited Partner.


       2. In the event that the indemnity described in Paragraph 1 or any portion thereof or the application thereof shall to any extent be invalid or unenforceable, and such invalidity or unenforceability is not due to any act or failure to act of the Indemnitees, the parties agree that a right of contribution shall exist on the part of the Indemnitees to the extent of 90% of any and all loss, costs, expense, liability, or damages for which the Indemnitees may become liable. The parties hereby agree further that in such event and upon the incurring by the Indemnitees of any such loss, cost, expense, liability, or damages and the giving by the Indemnitees of written notice thereof to the Limited Partner, shall promptly pay to the Indemnitees an amount equal to 95% of any such loss, cost expense, liability, or damage incurred by the Indemnitees as aforesaid, plus interest thereon until the date of payment at the rate awarded by the court.


       3. The Indemnitees shall promptly notify the Limited Partner in writing in the event any one of them receives any summons or any other written official or unofficial notice or threat of litigation alleging that they (or any party comprising the Indemnitees) may be liable for any matter with respect to which the foregoing indemnities relate. In the event litigation is instituted against the Indemnitees with respect to the indemnified matter, the Limited Partner shall have the right, within ten business days of having received such notice, to select counsel which will represent the Indemnitees in connection with such litigation, provided that such counsel is reasonably acceptable to the Indemnitees. In the event such counsel is not selected by the Limited Partner pursuant to the preceding sentence, the Indemnitees shall have the right to select their own counsel whose reasonable fees and expenses shall be paid or reimbursed as required hereinabove by the Limited Partner, as its obligations may be pursuant to the foregoing provisions of this Agreement. The Limited Partner may pursue any litigation relating to any of the foregoing indemnified matters to final determination by a court of competent jurisdiction, and expressly reserves the right, at its sole discretion, to appeal from any adverse judgment or order. The Indemnitees shall have no right to settle without the Limited Partner's express written approval. The Indemnitees agree to cooperate with the Limited Partner and the Limited Partner's counsel in connection with any such litigation. In the event the Indemnitees breach any of the provisions of this Paragraph, the obligations of the Limited Partner shall automatically terminate.


       4. Notwithstanding anything contained in this Agreement to the contrary, the Limited Partner shall have no obligations under Paragraph 1 nor shall the Indemnitees have any right of contribution under Paragraph 2 to the extent the particular loss, cost, expense, liability, or damages (including, but not limited to, reasonable attorneys' fees and court costs) arises out of or is the result of any claim or allegation that any of the Indemnitees made false statements or failed to disclose material information or failed to provide information requested by the Limited Partner in a timely manner after notice, or is otherwise responsible for any matter with respect to which the indemnity (or the right of contribution described in Paragraph 2) would have related but for the provisions of this Paragraph 4. Further, the Principal agrees to indemnify the Limited Partner and the partners of the Limited Partner from any loss, cost, expense, liability or damages (including, but not limited to, reasonable attorneys fees) arising out of and such false statements, false information or non-disclosed information. Such indemnification shall be handled in the manner as provided in Paragraph 3.

       EXECUTED as of the date first set forth above.


PARTNERSHIP: SIGNATURE MIDWEST, L.P.,
                            a Missouri limited partnership


                            By NCQ Realty, Inc.,
                            a Delaware corporation,
                            Its General Partner


                            By  /s/Herbert J. Jaffe
                            Its Vice President



OPERATING GENERAL PARTNER: NCQ REALTY, INC.,
                           a Delaware corporation


                           By  /s/ Herbert J. Jaffe
                            Its Vice President



LIMITED PARTNER:NATIONAL CORPORATE TAX CREDIT FUND,
                a California limited partnership


                 By National Partnership Investments Corp.,
                    a California corporation,
                    its General Partner


                     By  /s/Bruce E. Nelson
                      Its President